UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2013

Herbalife Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands		KY1-1106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	c/o (213) 745-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2013, the Board of Directors (the "Board") of Herbalife Ltd. (the "Company") appointed Maria Otero to serve as a Class III director. No arrangement or understanding exists between Ms. Otero and any other person pursuant to which he was appointed as a director.

In connection with her appointment, Ms. Otero will participate in the Company's non-management director compensation program. Under the terms of that program as established by the Board, Board members receive a retainer of $70,000 per year for service on the Board and an equity award in the form of stock settled stock appreciation rights with a grant date fair value (as determined for financial reporting purposes) of $110,000.

Item 8.01 Other Events.

On December 9, 2013, the Company issued a press release announcing Ms. Otero's appointment to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Press release issued by Herbalife Ltd. on December 9, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

December 9, 2013	By:	Brett R. Chapman

Name: Brett R. Chapman
Title: Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Herbalife Ltd. on December 9, 2013